UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2006
INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	000-13195 (Commission File Number)	58-2299339 (IRS Employer Identification No.)
950 East Paces Ferry Road
Suite 1575
Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (404) 949-2100
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 8.01 Other Events.
On June 6, 2006, Industrial Distribution Group, Inc. issued a press release reporting that one of the members of the Company’s board of directors, Andrew B. Shearer, adopted a pre-arranged stock trading plan, effective May 31, 2006, to sell a portion of his Company stock over time as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Exhibits.
     (d) Exhibits

99.1	Press Release of Industrial Distribution Group, Inc. (“IDG”), dated June 6, 2006, reporting Andrew B. Shearer adopted a pre-arranged stock trading plan effective May 31, 2006 to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and liquidity..

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 6, 2006

/s/ Jack P. Healey
Jack P. Healey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Industrial Distribution Group, Inc. (“IDG”), dated June 6, 2006, reporting Andrew B. Shearer adopted a pre-arranged stock trading plan effective May 31, 2006 to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and liquidity.